Exhibit 99.1

Ridgewood Renewable Power
Robert E. Swanson
Chairman

December 21, 2009

TO:	Shareholders of: Ridgewood Power Trust V The Ridgewood Power Growth Fund Ridgewood/Egypt Fund

RE:	Sale of the Ridgewood Egypt Business

I am pleased to announce that we have entered into a series of agreements, subject to shareholder approval, to sell the Ridgewood Egypt water business for $13 million. The Ridgewood Egypt business is owned 14.1% by Power Trust V, 68.1% by Growth Fund and 17.8% by the Ridgewood/Egypt Fund. The Egypt water business is the sole remaining operating asset of these funds.

As you may recall, in mid-2008 we entered into an agreement to sell these assets to Horus Private Equity Fund III (“Horus”), a fund managed by the major Egyptian investment bank EFG-Hermes. During the final steps of that transaction, in September 2008, the global economy went into steep decline, and on November 13, 2008, Randy Holmes, our CEO, sent a letter to you indicating that Horus exercised its right under that 2008 purchase agreement to not proceed with the planned transaction. The staff at Ridgewood Renewable Power was disappointed, but not surprised. The economic decline starting to manifest itself with Lehman Brothers, AIG, Merrill Lynch, and so forth, also caused problems with our closing on the waste wood plants in Maine (that closed December 2008), and the sale of our hydro electric assets (that closed in November 2009).

Since November 2008, we continued to seek out alternative ways to monetize the Funds’ investment in the Egypt water business. The economic climate has had a definite impact on our attempts to sell the Egypt business and on the operations of the business itself. Companies worldwide are having extreme difficulties negotiating liquidity events, at any price. Tourism in Egypt has slowed and we cannot predict if, or when, it will resume its previous levels. In light of these factors, we implemented a cash conservation policy for the Egypt business, significantly reducing capital expenditures and reducing overhead expenses where practical.

Partly because of our previous capital expansion and partly because of the cost reductions implemented by our local manager, Mr. Zaki Girges, the Egypt business is holding its own. Because we had previously installed more water desalinization capacity, revenues through September 30, 2009 were $9.7 million, about 3% higher than the same period last year. The business remains profitable due to good management. However, due to its need to retain cash for needed capital expenditures, absent a liquidity event, we still do not see the likelihood of any significant cash distributions to the Funds from the Egypt operations for the foreseeable future.

Despite our ongoing efforts to find a purchaser for the Egypt business, we found only minimal interest. A combination of market uncertainty and capital constraints has had a significant chilling effect on sale transactions. While EFG-Hermes rejected prior attempts to renegotiate the 2008 proposed sale, we once again approached EFG-Hermes and succeeded in negotiating a new series of agreements that will result in our selling the Egypt business for a gross amount of $13 million. Earlier in the year, we thought we might be able to finalize a transaction at a higher price from a different source, but with a large part of the sale proceeds being conditional on future earnings. However, the other side backed out. So, while we had hoped that we would be able to negotiate a price higher than $13 million, given the difficulty in negotiating transactions since the 2008 economic meltdown, we were unable to. We consider a price of $13 million in today’s market to be fair from a financial point of view. We considered the option of not selling now and instead “sitting tight” and waiting to possibly negotiate a better deal in the future. We chose not to follow that path, partly because it is difficult to predict when sufficient economic recovery will occur and if such a recovery would result in a better price for the Egypt business. In the meantime, the Egypt business would remain subject to numerous risks, including political and competitive risks, as well as further currency devaluation.

One of the major holdups we experienced last fall in closing the 2008 transaction was the difficulty in timely obtaining approval of the sale from the Egyptian General Authority for Investment and Free Zones (“GAFI”), an Egyptian regulatory approval needed to complete the sale of an equity interest in an Egyptian business. EFG-Hermes, with the cooperation of Mr. Girges, has agreed to a new structure that shifts this risk of Egyptian government approval from the Ridgewood Funds to the buyers. In short, a special purpose entity, managed by an EFG fund and owned by Horus and an additional EFG fund, will be loaning the Egypt business $13 million, secured by the shares and assets of the business; the Egypt business will then distribute this $13 million upward to the Ridgewood Funds. A key benefit of this transaction is that the Funds will not be providing any representations or warranties regarding the Egypt business or guarantees of repayment of this loan, which means we receive the cash free and clear. In fact, the $13 million was deposited into an escrow account on December 15, 2009, and will be released as soon as the sale is approved by the applicable Ridgewood Funds and the escrow agent is notified. It took a lot of negotiating to eliminate the risk of GAFI approval and have the purchaser put all of the money in escrow, pending approval of the sale by Ridgewood Fund Shareholders.

For EFG to enter into this transaction, it is requiring that Mr. Girges (and an Egyptian company owned by Mr. Girges and his family) acquire ownership of the shares of the Egypt business and to pledge those shares as security for repayment of the loan. Additionally, EFG is requiring that Mr. Girges personally guarantee repayment of the loan by signing post-dated checks for the ENTIRE amount of the loan. In the US, it is illegal and fraudulent to write a post-dated check that does not clear when presented to a bank. In Egypt, it is the same. So, while this new loan is outstanding, Mr. Girges is taking considerable personal risk. Additionally, Mr. Girges has agreed to waive bonus and termination payments from the Egypt business, estimated to exceed $1 million, which would otherwise be due to him when Ridgewood sells its interests in the Egypt business. Lastly, Mr. Girges is indemnifying the Ridgewood Funds against various potential claims against us. In order for Mr. Girges to take these significant risks and to forego his bonus and termination payments, he is requiring that the Ridgewood Funds transfer to him and his company all their interests in the Egypt business, after the Ridgewood Funds receive the $13 million. (Technically, Mr. Girges and his company will purchase the interests in the Egypt business for $1.)

Why is Mr. Girges doing this? While he will have many challenges in running the business, including raising additional funds to pay for targeted capital expansion, overall, he believes that, over the long-term, he will be able to withdraw cash from the business. In the meantime, he will be working with EFG to try to convert this new loan to equity for a portion of the purchased equity interest.

Why would WE do this? Because we believe a transaction that brings in $13 million is a fair transaction and is the most expedient way to achieve value for the Funds. As part of selling the Egypt business to Mr. Girges and his company, the Funds are making no representations or warranties either to him, his company, or the lender. We are selling the business on an “as-is/where-is” basis. This will allow Ridgewood to take the money and walk away without providing any assurances that normally go along with this kind of sale. Additionally, the sale is not conditioned on receiving approval from GAFI. Mr. Girges and his company are taking the risk whether GAFI will approve the transaction and any future transfers of equity. If GAFI doesn’t give these approvals, that will not be the Funds’ problem. As mentioned before, we could wait and continue to look for a transaction at a higher price; however, this wait- and-see strategy carries significant ongoing risks, especially in a weak global economy as the recent Dubai debt crunch reminds us. Plus, a different deal might not result in a higher price and could also impose ongoing contingent liabilities on the Funds in the form of representations and warranties or require burdensome GAFI approval before the transaction could close.

In order for the sale of the Egypt business to be finalized, holders of a majority of shares of the Growth Fund and the Egypt Fund must approve the sale. Since Trust V is in a shareholder-approved liquidation, approval by Trust V shareholders is not required.

We are also filing a “Form 8-K” with the United States Securities and Exchange Commission (“SEC”), which summarizes the material terms of the sale and includes copies of the agreements. We are now in the final stages of preparing Consent Solicitations for the Growth Fund and Egypt Fund. Since the Growth Fund is an SEC reporting company, we must file a preliminary copy of the Growth Fund Consent Solicitation with the SEC for their review. We expect to make this filing very shortly. As soon as the SEC review is complete, which could take about two months, we will be sending Consent Solicitations to shareholders of the Growth Fund and the Egypt Fund. We will also send transaction information to the shareholders of Trust V. IF YOU HAVE INVESTMENTS IN BOTH THE GROWTH FUND AND THE EGYPT FUND, YOU WILL RECEIVE SEPARATE CONSENT SOLICITATIONS FOR EACH INVESTMENT. It is important that you complete and return EACH consent card, as the shareholders of EACH of the Egypt and Growth Funds must approve the transaction in order for us to proceed to closing. The Consent Solicitation will provide specific fund and unit level information regarding the sale and other information useful to you when making your consent decision. The sale cannot be completed unless it receives majority approval from both Growth Fund AND Egypt Fund shareholders.

We anticipate that the sale will occur prior to March 31, 2010, but we cannot predict when the SEC will complete its review or whether a sufficient number of shareholders will approve the sale. Our objective is to close the sale as soon as possible. The sale agreements will terminate if the transaction does not close by April 9, 2010; however, we can extend that termination date by 90 days upon paying $200,000 to the EFG entity.

I cannot go into more details about the sale of the Ridgewood Egypt business at this time because I am not allowed to “pre-solicit” approval of the transaction. Therefore, please do not call or e-mail with specific questions regarding the potential sale. You may go on the SEC website (www.sec.gov) in order to see the recent Form 8-K that was filed by Trust V and Growth Fund, which includes the purchase and sale agreement and other documents relating to this transaction. You probably will not be hearing from us about the sale of the Egypt business until we mail the Consent Solicitations. Given the laws to which Trust V and Growth Fund are subject as public companies, Ridgewood will not make statements about the sale other than ones that we will file with the SEC. In fact, this letter is also being filed with the SEC on a Form 8-K.

I once again apologize for the fact that the Egypt business did not make a profit, and instead, will result in a loss. The sale represents a loss from the Funds’ initial investment, and a decrease from the bid we negotiated prior to the 2008 recession. However, in an historic context, given the devaluation of the Egyptian pound, the dramatic setback of the business after 9/11, and the extreme difficulty in closing any type of disposition or financing in the current economic climate, Ridgewood Renewable Power believes the $13 million price is a fair price as compared to the alternative strategies of continuing to hold the Egyptian business or pursuing other sale transactions or financing strategies.

This letter is by no means a substitute for a careful reading of the consent document we will be distributing to shareholders of the Growth and Egypt Funds. When you receive it, you should carefully read the Consent Solicitation before completing and returning its accompanying consent card indicating whether you consent or don’t consent to the sale of the Ridgewood Egypt business.

Ridgewood Renewable Power, as managing shareholder of Ridgewood Electric Power Trust V, The Ridgewood Power Growth Fund and Ridgewood/Egypt Fund (the “Funds”), has made statements in this letter that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include statements, other than historical information, made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Funds. You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates. Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse. Finally, such statements reflect the Funds’ current views. The Funds undertake no obligation to update the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events except as required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the sale of the Funds’ Egypt business. Since the sale of the Egypt business requires the approval of the shareholders of The Ridgewood Power Growth Fund, the Growth Fund will file with the Securities and Exchange Commission (the “SEC”) a consent solicitation statement to be used by the Growth Fund to solicit the approval of its shareholders for such transaction. Growth Fund shareholders are urged to read the consent solicitation statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the Growth Fund with the SEC, as well as any amendments or supplements to the consent solicitation statement, because they will contain important information. You can obtain free copies of any such materials (including any consent solicitation statement) filed by the Growth Fund with the SEC, as well as other filings made by the Growth Fund or Trust V containing information about the Growth Fund and Trust V, respectively, at the SEC’s Internet Site (http://www.sec.gov). The Growth Fund will also provide copies of any such consent solicitation statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Daniel Gulino, Senior Vice President and General

Counsel, at 947 Linwood Avenue, Ridgewood, New Jersey 07450 or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and Ridgewood Renewable Power, as managing shareholder of the Funds, and their executive officers may be deemed, under SEC rules, to be participants in the solicitation of consents from the Funds’ shareholders with respect to the sale of the Funds’ Egypt business. Information regarding the officers of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive consent solicitation statement that will be filed by the Growth Fund with the SEC in the event such a transaction requiring shareholder approval were to occur.

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